	UNITED STATES
	SECURITIES AND EXCHANGE COMMISSION
	WASHINGTON, D.C. 20549


	__________


	FORM 8-K

	CURRENT REPORT


	PURSUANT TO SECTION 13 OR 15 (d) OF
	THE SECURITIES EXCHANGE ACT OF 1934


	_____________________


	Date of Report (October 13, 1995): October 16, 1995


       Alexander & Alexander Services Inc.
	(Exact name of registrant as specified in its charter)


      Maryland   		  1-8282          	    52-0969822
 (State or other  (Commission	      (I.R.S. Employer
jurisdiction of   File Number)	      Identification No.)
organization)


	1185 Avenue of the Americas			       10036
 New York, New York            		    (Zip Code)
     (Address of principal executive offices)


			             (212) 840-8500
      	(Registrant's telephone number,
	           including area code:)


                  Not Applicable
	(Former name or former address, if changed since last report.)

Item 5.	Other Events.

On October 13, 1995, Alexander & Alexander Services Inc. (the "Company") issued the following press releases:


A&A COMPLETES ACQUISITION OF MAJORITY
OF JARDINE'S U.S. RETAIL OPERATION


	NEW YORK, Oct. 13 -- Alexander & Alexander Services Inc. (A&A) today announced that it has completed its previously announced acquisition of most of the U.S. retail insurance broking and consulting operations of Jardine Insurance Brokers Inc. (JIB).

	A&A is acquiring offices located in New York City, Los Angeles, San Francisco, San Jose, Stockton, Orange County (Calif.),
Kansas City/Topeka, Houston and Chicago.

	The acquired JIB offices have revenues of approximately $53 million. At closing, A&A paid $21 million of cash with a note payable of up to a maximum of $21 million, subject to certain adjustments. The agreement also provides for future contingent payments of up to $6 million.

        A&A Services Inc. [NYSE: AAL] provides professional risk management consulting, insurance brokerage and human resources consulting services from offices in 80 countries.



	ALEXANDER & ALEXANDER SERVICES INC. COMPLETES
	REDEMPTION OF 11% COVERTIBLE SUBORDINATED DEBENTURES


NEW YORK, Oct. 13 -- Alexander & Alexander Services Inc. announced that it has redeemed its outstanding 11% Convertible Subordinated Debentures due 2007 today. A&A funded the redemption by borrowing under the more favorable terms of its revolving credit facility.

	A&A Services Inc. [NYSE:AAL] provides professional risk management consulting, insurance brokerage and human resources consulting services from offices in 80 countries.

ht:Z:WP:/FORM8K:/8K1095.DOC

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




					ALEXANDER & ALEXANDER SERVICES INC.


					By: /s/Albert A. Skwiertz, Jr.
						 Albert A. Skwiertz, Jr.
						 Vice President & General Counsel





Date:  October 16, 1995

ht:Z:FORM8K:CC8K1095.DOC